Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELING-PITTSBURGH CORPORATION AND

ESMARK INCORPORATED AMEND MERGER AGREEMENT AND FORM S-4

WHEELING, WV, October 23, 2007 – Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) (“Wheeling-Pittsburgh”) and Esmark Incorporated (“Esmark”) today announced that they have entered into an amendment to their March 16, 2007 definitive merger agreement to adjust the timing of the put and purchase rights to be granted to Wheeling-Pittsburgh stockholders in connection with the combination. The agreement, as amended, now provides that each Wheeling-Pittsburgh stockholder as of the election deadline (which will be at least 5 business days before the special meeting of Wheeling-Pittsburgh stockholders to vote on the combination) will have the option to elect to receive one of the following for their shares of Wheeling-Pittsburgh common stock: (1) the right to elect to receive $20.00 per share in cash; (2) a share for share exchange in the parent company of Wheeling-Pittsburgh and Esmark after the combination (“New Esmark”) plus a right to purchase newly issued shares of New Esmark common stock at $19.00 per share; or (3) a share for share exchange for New Esmark common stock.

The “purchase rights” and “put rights” are now structured so that all owners of record as of the election date can make the elections of such rights. Further, the election of these rights now occurs prior to the date of the special meeting of the Wheeling-Pittsburgh stockholders rather than on the date of the meeting, and the exercise of these rights occurs prior to the date of the meeting rather than for a period of 10 days after the effective date of the combination. The purchase rights and put rights remain subject to the same caps as previously announced.

The agreement was amended after discussions with the SEC staff, to address concerns that the put rights may, in the staff’s view, technically constitute a tender offer under applicable SEC rules if they were exercisable after the closing of the combination. The date of the special meeting will be announced once the registration statement relating to the proposed combination is declared effective by the SEC.

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Wheeling-Pittsburgh and Esmark

The proposed combination remains subject to stockholder approval of both Wheeling-Pittsburgh and Esmark, certain regulatory approvals and other customary conditions and is expected to close in the fourth quarter of calendar 2007.

In addition, pending final closing of third-quarter financial results, Wheeling-Pittsburgh anticipates a loss for the third quarter consistent with those reported in prior quarters of 2007.

In connection with the proposed business combination of Wheeling-Pittsburgh and Esmark, New Esmark has filed with the SEC a registration statement on Form S-4 and related preliminary proxy statement with the SEC. Stockholders of Wheeling-Pittsburgh and Esmark are urged to read the registration statement, proxy statement/prospectus and any other relevant documents, including the definitive proxy statement/prospectus, filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information, including information on the proposed transaction as well as participants and their interests in Wheeling-Pittsburgh, Esmark and New Esmark. Stockholders will be able to obtain a free copy of the registration statement and related proxy statement/prospectus, as well as other filings containing information about Wheeling-Pittsburgh and Esmark, at the SEC’s website at http://www.sec.gov. New Esmark, Wheeling-Pittsburgh, Esmark and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Wheeling-Pittsburgh in connection with the proposed business combination transaction. Information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the registration statement and related preliminary proxy statement. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements Cautionary Notice

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to the proposed business combination of Esmark and Wheeling-Pittsburgh. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, factors relating to: (1) the risk that the businesses of Esmark and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of New Esmark, Esmark and Wheeling-Pittsburgh to realize the expected benefits from the proposed combination, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh or for New Esmark; (4) the risk of unexpected consequences resulting from the combination; and (5) certain other risks identified in the proxy statement /prospectus filed by New Esmark and “Item 1A -Risk Factors” section of Wheeling-Pittsburgh’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports and filings with

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Wheeling-Pittsburgh and Esmark

the Securities and Exchange Commission. In addition, any forward-looking statements represent Wheeling-Pittsburgh’s views only as of today and should not be relied upon as representing its views as of any subsequent dates. While Wheeling-Pittsburgh may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

About Wheeling-Pittsburgh

Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company manufactures and sells hot rolled, cold rolled, galvanized, pre-painted and tin mill sheet products. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.

About Esmark Incorporated

Headquartered in Chicago and founded by the Bouchard Group, Esmark Incorporated is a steel services family of companies. The mission of Esmark is to establish the benchmark standards for strategic consolidation, operating efficiency and management excellence in the steel services sector. More information about Esmark can be found at www.esmark.com.

Media Contact

Bill Keegan, Edelman, for Esmark, 312.240.2624 or 927.8424, bill.keegan@edelman.com

Dennis Halpin for Wheeling-Pittsburgh Corporation, 304-234-2421, halpindp@wpsc.com

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